UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2016

SpartanNash Company

(Exact Name of Registrant as Specified in Charter)

Michigan	000-31127	38-0593940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan	49518-8700
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 16, 2016, the Board of Directors of SpartanNash Company approved amendments to the Company’s Bylaws. The following is a summary of the amendments:

1.

A provision addressing the authority of the Chairman to determine the conduct of shareholder meetings was revised to provide the Chairman with more flexibility to establish rules, regulations, and procedures for any such meeting, subject to the oversight of the Board of Directors.

2.

The Bylaws were amended to provide that the number of directors of the Company must be determined by at least 75% of the Board of Directors. This amendment conforms the Bylaws to the Company’s Articles of Incorporation, which also require that the board size be determined by at least 75% of the Board of Directors.

3.	The Bylaws were amended to eliminate the possibility of non-director members serving on the Nominating and Corporate Governance Committee.

4.

The Board of Directors amended the Bylaws to provide that the company “shall,” rather than “may,” indemnify directors and officers. This amendment conforms the Bylaws to the Company’s Articles of Incorporation, which provide that directors and officers “shall be indemnified as a matter of right…”

The foregoing is only a summary and is qualified by reference to the full text of the amendments, which is set forth on Exhibit 3.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits: The following document is attached as an exhibit to this report on Form 8-K:

Exhibit No.	Description

3.1	Amendments to the Bylaws of SpartanNash Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 18, 2016	SpartanNash Company

	By	/s/ Kathleen M. Mahoney
Kathleen M. Mahoney Executive Vice President and Chief Legal Officer

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